NEWS RELEASE

FOR IMMEDIATE RELEASE
TEAM, INC. ANNOUNCES AMENDMENT AND MATURITY EXTENSION OF ITS ABL CREDIT FACILITY
Amendment Provides Additional Liquidity and Improved Pricing

SUGAR LAND, TX – September 30, 2024 – Team, Inc. (NYSE: TISI) (“TEAM” or the “Company”), a global, leading provider of specialty industrial services offering clients access to a full suite of conventional, specialized, and proprietary mechanical, heat-treating, and inspection services, announced today that it has executed an amendment to its existing ABL credit facility, which consists of a $130 million revolving credit facility (the “Revolver”) and a $27.4 million term loan secured by certain real estate and machinery and equipment of the Company (together with the Revolver, the “Eclipse Loans”) provided by Eclipse Business Capital LLC ( “Eclipse”), and a $35 million delayed draw term loan (the “DDTL”) provided by funds managed by J.F. Lehman & Company (“JFL”) and Corre Partners Management, LLC (“Corre”).

Among other things, the amendment extends the maturity date of the Eclipse Loans and the DDTL from August 11, 2025, to September 30, 2027, and lowers the interest rate spread adjustment. Additionally, the terms of the Revolver were amended to provide expanded availability based upon the Company’s improving financial and operating performance by, among other things, increasing the borrowing base advance rate and providing for a $7.5 million minimum availability covenant under the Revolver being tested only if the fixed charge coverage ratio is not satisfied.

“We are pleased to have successfully amended our ABL credit facility on improved terms and extended its maturity,” said Keith D. Tucker, TEAM’s Chief Executive Officer. “This transaction strengthens our balance sheet and available borrowing capacity and would not have been possible without the hard work of our employees and the tangible progress made over the last two years in our ongoing program to improve operating and financial performance. As we continue to drive topline and EBITDA improvement, we are also focused on identifying opportunities to further improve our capital structure and view this ABL renewal as a successful first step. I would like to thank Eclipse, JFL and Corre for their continued support and confidence in the Company.”

About Team, Inc.

Headquartered in Sugar Land, Texas, Team, Inc. (NYSE: TISI) is a global, leading provider of specialty industrial services offering clients access to a full suite of conventional, specialized, and proprietary mechanical, heat-treating, and inspection services. We deploy conventional to highly specialized inspection, condition assessment, maintenance, and repair services that result in greater safety, reliability, and operational efficiency for our client’s most critical assets. Through locations in more than 15 countries, we unite the delivery of technological innovation with over a century of progressive, yet proven integrity and reliability management expertise to fuel a better tomorrow. For more information, please visit www.teaminc.com.

Forward Looking Statements

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions, and beliefs upon which this forward-looking information is based are current, reasonable, and complete. However, such forward-looking statements involve estimates, assumptions, judgments, and uncertainties. They include but are not limited to statements regarding the Company’s financial prospects and the implementation of cost saving measures. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Although it is not possible to identify all of these factors, they include, among others; the Company’s ability to generate sufficient cash flow from operations, access its credit facility, or maintain its compliance with covenants under its credit facility and debt agreement; the duration and magnitude of accidents, extreme weather, natural disasters, and pandemics and related global economic effects and inflationary pressures; the Company’s liquidity and ability to obtain additional financing; the Company’s ability to continue as a going concern; the Company’s ability to execute on its cost management actions; the impact of new or changes to existing governmental laws and regulations and their application, including tariffs; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency exchange rate and interest rate fluctuations; the Company’s ability to successfully divest assets on terms that are favorable to the Company; the Company’s ability to repay, refinance or restructure its debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; the Company’s continued listing on the New York Stock Exchange; and such known factors as are detailed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including statements regarding the Company’s financial prospects and the implementation of cost-saving measures, will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:
Nelson M. Haight
Executive Vice President, Chief Financial Officer
(281) 388-5521

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